UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

(Amendment No.   )

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TROVAGENE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54556	27-2004382
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

11055 Flintkote Avenue, Suite B,

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered:	Units, each consisting of two shares of Common Stock, $0.0001 par value and one warrant to purchase one share of Common Stock
Common Stock, par value $0.0001 per share
Warrants to purchase Common Stock

Name of each exchange on which each class is to be registered:  The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-180810

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.            Description of Registrant’s Securities to be Registered.

The description of the units, common stock and warrants of Trovagene, Inc. (the “Registrant”), as included under the caption “Description of Securities” in the prospectus forming a part of the Registration Statement on Form S-1, as amended (Registration No. 333-180810) (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Act”), is incorporated by reference herein.  In addition, any description of such securities contained in a form of prospectus relating to the Registration Statement subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.            Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TROVAGENE, INC.

Date: May 23, 2012	By:	/s/ Antonius Schuh
		Name:	Antonius Schuh
		Title:	Chief Executive Officer